                                                                     MASTER COPY

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 1999
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              DEL WEBB CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                                              86-0077724
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                 6001 NORTH 24TH STREET, PHOENIX, ARIZONA 85016
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                              DEL WEBB CORPORATION
                  1998 EXECUTIVE LONG TERM INCENTIVE PLAN
                              (FULL TITLE OF PLAN)


                            ROBERTSON C. JONES, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              DEL WEBB CORPORATION
                             6001 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 808-8000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM             PROPOSED MAXIMUM            AMOUNT OF
   TITLE OF SECURITIES         AMOUNT TO BE                OFFERING                AGGREGATE OFFERING          REGISTRATION
    TO BE REGISTERED           REGISTERED(1)          PRICE PER SHARE(2)                PRICE(2)                   FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock                     1,000,000                 $21.3125                   $21,312,500                 $5,925
$0.001 par value
-----------------------------------------------------------------------------------------------------------------------------


(1) In the event of a stock split, stock dividend, or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the registrant's common stock on February 19, 1999.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Del Webb Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Securities Exchange Act") and are hereby incorporated by reference into this registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998;

         (d) The Registrant's Current Report on Form 8-K dated February 18, 1999; and

         (e) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form S-3 (No. 333-63671), filed on September 18, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.



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ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law and Sections 5.4 and 7.1 - 7.4 of the Registrant's Amended and Restated Certificate of Incorporation each provide for indemnification by the Registrant of its officers, directors, agents and employees under certain circumstances. In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

         It is anticipated that in any underwriting agreements, the underwriter(s) named therein will agree to indemnify the Registrant, its directors and certain of its officers against certain civil liberties, including civil liabilities under the Securities Act.

         The Registrant has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.           EXHIBITS.

                  Exhibit No.                 Description
                  -----------                 -----------

                      4.1 Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 99.0 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
                                    1994)

                      4.2 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)

                      5             Opinion of Snell & Wilmer L.L.P.

                      23.1          Consent of KPMG LLP

                      23.2 Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5)

ITEM 9.           UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental


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



                                    change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 16, 1999.

                                             DEL WEBB CORPORATION, a Delaware
                                             corporation

                                             By: /s/ Philip J. Dion
                                                -----------------------------
                                                  Philip J. Dion
                                                  Chairman of the Board and
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature                           Title                                    Date
------------------                           -----                                    ----
/s/ Philip J. Dion                           Chairman of the Board and                February 16, 1999
----------------------------------           Chief Executive Officer
Philip J. Dion                               (Principal Executive Officer)


/s/ LeRoy C. Hanneman, Jr.                   Director, President and  Chief           February 16, 1999
----------------------------------           Operating Officer
LeRoy C. Hanneman, Jr.

/s/ John A. Spencer                          Senior Vice President, Finance           February 16, 1999
----------------------------------           and Administration and Chief
John A. Spencer                              Financial Officer (Principal
                                             Financial Officer)


/s/ /David E. Rau                            Vice President and Controller            February 16, 1999
----------------------------------           (Principal Accounting Officer)
David E. Rau

/s/ D. Kent Anderson                         Director                                 February 16, 1999
----------------------------------
D. Kent Anderson

/s/ Michael O. Maffie                        Director                                 February 16, 1999
----------------------------------
Michael O. Maffie

/s/ J. Russell Nelson                       Director                                  February 16, 1999
----------------------------------
J. Russell Nelson

/s/ Peter A. Nelson                         Director                                  February 16, 1999
----------------------------------
Peter A. Nelson

/s/ Michael E. Rossi                        Director                                  February 16, 1999
----------------------------------
Michael E. Rossi

/s/ Glenn W. Schaeffer                      Director                                  February 16, 1999
----------------------------------
Glenn W. Schaeffer

/s/ C. Anthony Wainwright                   Director                                  February 16, 1999
----------------------------------
C. Anthony Wainwright

/s/ Sam Yellen                              Director                                  February 16, 1999
----------------------------------
Sam Yellen



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


                                  EXHIBIT INDEX

Exhibit Number     Description                      Page or Method of Filing
--------------     -----------                      ------------------------
4.1                Amended and Restated             Incorporated by reference to Exhibit 99.0
                   Certificate of                   to Registrant's Quarterly Report on
                   Incorporation of the             Form 10-Q for the quarter ended
                   Registrant                       September 30, 1994

4.2                Bylaws of the Registrant         Incorporated by reference to Exhibit 3.1 to
                                                    Registrant's Annual Report on Form 10-K for
                                                    the fiscal year ended June 30, 1996

5                  Opinion of Snell & Wilmer                  8
                   L.L.P.

23.1               Consent of KPMG LLP                        9

23.2               Consent of Snell & Wilmer L.L.P. Included in  Exhibit 5



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